Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019

DUKE ROBOTICS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF

DUKE ROBOTICS, INC.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Duke Robotics, Inc and its subsidiary (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1B to the consolidated financial statements, the Company has not yet generated material revenues from its operations to fund its activities and is therefore dependent upon external sources for financing its operations. As of December 31, 2019, the Company has incurred accumulated deficit of $3,763 thousand and negative operating cash flows. These factors, among others, as discussed in Note 1B to the consolidated financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1B to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of’ these uncertainties.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/Halperin Ilanit.

Certified Public Accountants (Isr.)

Tel Aviv, Israel

April 21, 2020

We have served as the Company’s auditor since 2019

Duke Robotics, Inc. and its Subsidiary

Consolidated Balance Sheets

USD in thousands

	As of December 31,
	2 0 1 9	2 0 1 8

ASSETS

Current assets
Cash and cash equivalents	23	190
Other current assets (Note 3)	23	120
Total current assets	46	310

Property and equipment, net	17	19

TOTAL ASSETS	63	329

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current liabilities
Current maturities of long term bank loans (Note 4)	32	34
Accounts payable	120	49
Other accounts liabilities	209	23
Stockholders loans (Note 5)	726	954
Convertible loan (Note 6)	450	425
Total current liabilities	1,537	1,485

Long term liabilities
Stockholders loans (Note 5)	280	-
Long term loan from bank (Note 4)	5	32
Total long term liabilities	285	32

TOTAL LIABILITIES	1,822	1,517

Stockholders’ deficiency (Note 8)
Common stock of $0.0001 par value	2	2
Additional paid in capital	2,002	1,462
Accumulated deficit	(3,763)	(2,652)
Total stockholders’ deficiency	(1,759)	(1,188)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	63	329

The accompanying notes are an integral part of the financial statements.

Duke Robotics, Inc. and its Subsidiary

Consolidated Statements of Operations and Comprehensive Loss

USD in thousands, except share and per share data

	For the year ended December 31,
	2 0 1 9	2 0 1 8

Revenues	112	450
Cost of revenues	(105)	(330)
Gross profit	7	120

Research and development expenses	(75)	(133)
General and administrative	(961)	(1,120)
Total operating expenses	(1,036)	(1,253)

Operating loss	(1,029)	(1,133)

Financial expenses, net	(82)	(40)

Loss for the year	(1,111)	(1,173)

Loss per share:
Basic and diluted net loss per share	(0.05)	(0.06)

Weighted average number of common stock:
Basic and diluted	20,204,204	20,163,747

The accompanying notes are an integral part of the financial statements.

Duke Robotics, Inc. and its Subsidiary

Statements of Changes in Stockholders’ Deficiency

USD in thousands, except share data

	Common Stock		Additional paid in	Accumulated	Total capital
	Number	Amount	capital	deficit	deficiency

BALANCE AS OF JANUARY 1, 2018	20,155,088	2	683	(1,479)	(794)

CHANGES DURING 2018:
Issuance of common stock	10,212	(*)	31	-	31
Share based compensation	-	-	748	-	748
Loss for the year	-	-	-	(1,173)	(1,173)
BALANCE AS OF DECEMBER 31, 2018	20,165,300	2	1,462	(2,652)	(1,188)

CHANGES DURING 2019:
Issuance of common stock
Stock based compensation	66,667	(*)	540	-	540
Loss for the year	-	-	-	(1,111)	(1,111)
BALANCE AS OF DECEMBER 31, 2019	20,231,967	2	2,002	(3,763)	(1,759)

(*) Less than 1 USD (in thousands)

The accompanying notes are an integral part of the financial statements.

Duke Robotics, Inc. and its Subsidiary

Consolidated Statements of Cash Flows

USD in thousands

	For the year ended December 31,	For the year ended December 31,
	2 0 1 9	2 0 1 8

Net cash used in operating activities
Loss for the year	(1,111)	(1,173)

Adjustments to reconcile loss to net cash used in operating activities:
Depreciation	2	5
Finance expenses	77	53
Stock based compensation	540	748
Decrease in accounts receivables	-	20
Decrease (increase) in other current assets	97	(86)
Increase in accounts payable	71	36
Increase (decrease) in other accounts liabilities	186	(26)
	973	750
Net cash used in operating activities	(138)	(423)

Cash flows from investing activities
Purchase of property and equipment	-	(3)

Net cash used in investing activities	-	(3)

Cash flows from financing activities:
Issuance of convertible loan	-	400
Repayment of bank loans	(29)	(88)
Issuance of common stock	-	31
Net cash provided by financing activities	(29)	343

Increase (decrease) in cash and cash equivalents	(167)	(83)
Cash and cash equivalents at the beginning of the period	190	273

Cash and cash equivalents at the end of the period	23	190

Supplemental Disclosure of cash flow information
Cash paid during the period for interest	3	17

The accompanying notes are an integral part of the financial statements.

Duke Robotics, Inc. and its Subsidiary

Notes to the consolidated financial statements

USD in thousands, except share and per share data

NOTE 1 - GENERAL

A.	Duke Robotics, Inc. (the “Company”) is a company incorporated under the laws of the state of Delaware and was formed on April 21, 2016.

The Company is the owner of 100% of the outstanding stock of Duke Airborne Systems Ltd. (“Duke” or the “Subsidiary”) (together with the Company, the “Group”) acquired on June 5, 2016, pursuant to a restructuring under common control. The Subsidiary was incorporated under the laws of the State of Israel on March 5, 2014 and commenced its operations on May 1, 2014.

The Company is a robotics company dedicated to the development of an advanced robotics stabilization system that enables remote, real-time, pinpoint accurate firing of small arms and light weapons.

On March 4, 2020, the Company entered into a Share Exchange Agreement with UAS Drone Corp., a Nevada registered corporation traded on the OTC ( “USDR”), and the shareholders of the Company who executed and delivered the Share Exchange Agreement (the “Share Exchange Agreement”), pursuant to which Duke became a majority-owned subsidiary of USDR (the “Share Exchange”). The Share Exchange closed on March 9, 2020. Such closing date is referred to as the “Effective Time”. See Note 11 – Subsequent Events.

B.	Since inception, the Company has devoted substantially all its efforts to research and development. The Company is still in its development stage and the extent of the Company’s future operating losses and the timing of becoming profitable, if ever, are uncertain. The Company has incurred losses of $1,111 and $1,173 for the years ended December 31, 2019, and 2018, respectively, and accumulated deficit of $3,763 for the year ended December 31, 2019.

These conditions raise substantial doubt about the Company’s ability to continue to operate as a “going concern.” The Company’s ability to continue operating as a going concern is dependent on several factors, among them is the ability to raise sufficient additional funding.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

A.	Basis for presentation:

The financial statements have been prepared in conformity with accounting principles generally accepted in United Sates of America (“GAAP”).

B.	Use of estimates in the preparation of financial statements:

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions relate to the going concern assumptions and share-based compensation.

Duke Robotics, Inc. and its Subsidiary

Notes to the consolidated financial statements

USD in thousands, except share and per share data

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (cont.)

C.	Financial statement in U.S. dollars:

The functional currency of the Company is the U.S. dollar (“dollar”) since the dollar is the currency of the primary economic environment in which the Company has operated and expects to continue to operate in the foreseeable future.

Transactions and balances denominated in dollars are presented at their original amounts. Transactions and balances denominated in foreign currencies have been re-measured to dollars in accordance with the provisions of Accounting Standards Codification (“ASC”) 830-10, “Foreign Currency Translation.”

All transaction gains and losses from re-measurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statement of operations as financial income or expenses, as appropriate.

D.	Principles of consolidation:

The consolidated financial statements include the accounts of the Group. All significant intercompany balances and transactions have been eliminated on consolidation.

E.	Cash and cash equivalents:

Cash and cash equivalents consist of cash and demand deposits in banks, and other short-term liquid investments (primarily interest-bearing time deposits) with original maturities of less than three months.

F.	Property, plant and equipment, net:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition is reflected in the Statements of Operations and Comprehensive Loss.

Rates of depreciation:

%
Computers and software	25-33
Leasehold improvements	10-15
Furniture and office equipment	7

G.	Deferred income taxes:

The Group accounts for income taxes in accordance with ASC Topic 740, “Income Taxes.” Accordingly, deferred income taxes are determined utilizing the asset and liability method based on the estimated future tax effects of differences between the financial accounting and the tax bases of assets and liabilities under the applicable tax law. Deferred tax balances are computed using the enacted tax rates expected to be in effect when these differences reverse. Valuation allowances in respect of deferred tax assets are provided for, if necessary, to reduce deferred tax assets to amounts more likely than not to be realized.

The Group accounts for uncertain tax positions in accordance with ASC Topic 740-10, which prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements. According to ASC Topic 740-10, tax positions must meet a more-likely-than-not recognition threshold. The Company’s accounting policy is to classify interest and penalties relating to uncertain tax positions under income taxes, however the Company did not recognize such items in its fiscal 2018 and 2017 financial statements and did not recognize any liability with respect to an unrecognized tax position in its balance sheets.

Duke Robotics, Inc. and its Subsidiary

Notes to the consolidated financial statements

USD in thousands, except share and per share data

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (cont.)

H.	Share-based compensation:

The Company measures and recognizes the compensation expense for all equity-based payments to employees based on their estimated fair values in accordance with ASC 718, “Compensation-Stock Compensation” (“ASC 718”). Share-based payments including grants of stock options are recognized in the statement of comprehensive loss as an operating expense based on the fair value of the award at the date of grant. The fair value of stock options granted is estimated using the Black-Scholes option-pricing model. The Company has expensed compensation costs, net of estimated forfeitures, applying the accelerated vesting method, over the requisite service period or over the implicit service period when a performance condition affects the vesting, and it is considered probable that the performance condition will be achieved.

Share-based payments awarded to consultants (non-employees) are accounted for in accordance with ASC Topic 505-50, “Equity-Based Payments to Non-Employees.”

I.	Basic and diluted net loss per share:

Basic loss per share is computed by dividing the net loss applicable to holders of common stock by the weighted average number of shares of common stock outstanding during the year. Diluted loss per share is computed by dividing the net loss applicable to holders of common stock by the weighted average number of shares of common stock outstanding plus the number of additional shares of common stock that would have been outstanding if all potentially dilutive shares of common stock had been issued, using the treasury stock method, in accordance with ASC 260-10 “Earnings per Share.” Potentially dilutive shares of common stock were excluded from the diluted loss per share calculation because they were anti-dilutive.

J.	Revenue recognition:

The Group generates revenues from long-term contracts involving the design, development, manufacture and integration of robotic stabilization platforms.

Revenues from long-term contracts are recognized using ASC 605-35, “Revenue Recognition - Construction-Type and Production-Type Contracts,” according to which revenues are recognized on the percentage-of-completion (“POC”) basis.

Sales under long-term fixed-price contracts, which provide for a substantial level of development efforts in relation to total contract efforts, are recorded using the cost-to-cost method of accounting as the basis to measure progress toward completing the contract and to recognize revenues using the POC basis. According to this method, sales and profits are recorded based on the ratio of costs incurred to estimated total costs at completion. When measuring progress toward completion, the Group may consider other factors, such as contracts’ performance obligations or the achievement of milestones.

The POC method of accounting requires management to estimate the cost and gross profit margin for each individual contract. Estimated gross profit or loss from long-term contracts may change due to differences between actual performance and original estimated forecasts.

When adjustments are required for the estimated total revenue on a contract, these changes are recognized with an inception-to-date effect in the current period. In addition, when estimates of total costs to be incurred exceed estimates of total revenue to be earned, a provision for the entire loss on the contract is recorded in the period in which the loss is determined.

K.	Research and development expenses:

Research and development expenses are charged to the statement of operations as incurred.

Duke Robotics, Inc. and its Subsidiary

Notes to the consolidated financial statements

USD in thousands, except share and per share data

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (cont.)

L.	Contingencies:

The Company records accruals for loss contingencies arising from claims, litigation and other sources when it is probable that a liability has been incurred and the amount can be reasonably estimated. These accruals are adjusted periodically as assessments change or additional information becomes available. Legal costs incurred in connection with loss contingencies are expensed as incurred.

M.	Fair Value Measurements:

The Company measures and discloses fair value in accordance with the Financial Accounting Standards Board (“FASB”), ASC 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”). ASC Topic 820 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions there exists a three-tier fair-value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 - unadjusted quoted prices are available in active markets for identical assets or liabilities that the Company has the ability to access as of the measurement date

Level 2 – pricing inputs are other than quoted prices in active markets that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.

Level 3 – pricing inputs are unobservable for the non-financial asset or liability and only used when there is little, if any, market activity for the non-financial asset or liability at the measurement date. The inputs into the determination of fair value require significant management judgment or estimation. Level 3 inputs are considered as the lowest priority within the fair value hierarchy.

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

The fair value of cash and cash equivalents is based on its demand value, which is equal to its carrying value. Additionally, the carrying value of all other short term monetary assets and liabilities are estimated to be equal to their fair value due to the short-term nature of these instruments.

Duke Robotics, Inc. and its Subsidiary

Notes to the consolidated financial statements

USD in thousands, except share and per share data

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (cont.)

N.	New Accounting Pronouncements Adopted in Fiscal Year 2019:

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842),” and subsequent amendments, which replaced existing lease guidance in GAAP and requires lessees to recognize right-of-use (“ROU”) assets and lease liabilities on the balance sheet for leases greater than twelve months and disclose key information about leasing arrangements. The Company adopted the standard on January 1, 2019 using the modified retrospective method and used the effective date as our date of initial application. Financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019. The new standard provides a number of optional practical expedients for transition. The Company elected the package of practical expedients under the transition guidance which permits the Company not to reassess under the new standards our prior conclusions for lease identification and lease classification on expired or existing contracts and whether initial direct costs previously capitalized would qualify for capitalization under ASC 842. The Company did not elect the hindsight practical expedient to determine the reasonably certain lease term for existing leases.

The new standard also provides practical expedients and recognition exemptions for an entity’s ongoing accounting policy elections. The Company elected the short-term lease recognition exemption for all leases that qualify. This means, for those leases that qualify, we will not recognize ROU assets or lease liabilities. The Company also elected the practical expedient not to separate lease and non-lease components for all of our leases.

The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements and related disclosures.

In June 2018, the FASB issued ASU 2018-07, “Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-based Payment Accounting” (“Topic 718”). The standard expands the scope of Topic 718 to include share-based payments issued to nonemployees for goods or services, simplifying the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees, with certain exceptions. The standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years with early adoption permitted, including adoption in an interim period. The Company adopted this ASU on January 1, 2019. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements and related disclosures.

Duke Robotics, Inc. and its Subsidiary

Notes to the consolidated financial statements

USD in thousands, except share and per share data

NOTE 3 - OTHER CURRENT ASSETS

	As of December 31,
	2019	2018

Loans to executive officers (1)	21	21
Prepaid expenses	-	82
Government Institutions	2	17
	23	120

(1)	On November 20, 2017, the Group made available to an executive officer and a former executive officer, who are also stockholders, a loan in the amount of $10 each. The loans bear interest at a rate of approximately 3% per year. The loans, including the accumulated interest amount, shall be repaid at the earlier of the following dates: (i) December 31, 2019; or (ii) at the date of repayment of the loan made available by the stockholders to the Company according to a loan agreement as stated in Note 5; or (iii) from any dividend or other distribution to be made by the Company to its shareholders. The two stockholders are entitled to repay the outstanding amount of the loan at any time.

The loans to executive officers were extinguished in connection with and prior to the Share Exchange.

NOTE 4 - LONG TERM LOANS FROM BANK

On February 29, 2016, Duke signed a loan agreement with an Israeli bank pursuant to which NIS 500 ($128) was provided at the closing date at a variable annual rate of 4.25%. The outstanding loan will be repaid in 60 equal installments through February 28, 2021.

The loan is collateralized by substantially all of the assets of Duke and its common stock.

On August 5, 2015, Duke obtained a loan from an Israeli bank pursuant to which NIS 250 ($65) was provided at the closing date at a variable annual rate of 3.6%. The outstanding loan will be repaid in 60 equal installments through August 15, 2020.

On November 19, 2014, Duke signed a loan agreement with an Israeli bank pursuant to which NIS 260 ($67) was provided at the closing date at a variable annual rate of 6.5%. The outstanding loan was paid off in April 2019.

NOTE 5 - STOCKHOLDERS LOANS

Since inception, certain Company stockholders (the “Stockholders”) provided loans to the Group from time to time, as needed. Some of the Stockholders loans bear an annual fixed interest at 3% and some of the Stockholders loans bear an annual interest rate as defined in section 3(j) of the Israeli tax ordinance (the interest rate for 2019 and 2018 was 2.56% and 2.61%, respectively).

The Stockholders’ loans, including the accumulated interest amount, shall be repaid in full within 7-15 days from any capital raised by the Company or related parties of the Company, whether by a stock offering and / or loans in excess of NIS 10 million (approximately $2.5 million).

In conjunction with the Share Exchange, it was agreed that Stockholder loans in the amount of $280 shall be repaid at the date upon which USDR or the Company raises at least $15 million and has achieved earnings before interest, tax, depreciation and amortization of $3 million, but not before the three year anniversary of the Effective Time and the full repayment of the amounts outstanding under certain convertible loan agreements in the aggregate amount of $965 (each, an “Investor’s Loan”) entered into at the Effective Time.

See also Note 11A below.

Duke Robotics, Inc. and its Subsidiary

Notes to the consolidated financial statements

USD in thousands, except share and per share data

NOTE 6 - CONVERTIBLE LOAN

On January 25, 2018, the Company and a private investor entered into a convertible loan agreement in amount of $400 (or the “Loan”), bearing an annual interest rate of 6%. According to the terms of the Loan, in the event of a financing round, upon its consummation, the Loan (including interest) will be converted into the same class of shares of our common stock to be issued within such financing round. Under certain terms stipulated in the Loan agreement, the lender will be entitled to a 10% discount off the price per share determined under such financing round but only in the event that the pre-money valuation of the Company under such funding round will exceed $45 million.

Unless converted into shares of our common stock, the Loan will become due only in the event of insolvency or liquidation of the Company. Accordingly, the Loan was classified as debt and is measured at its fair value, pursuant to the provisions of ASC 480-10, “Accounting for Certain Financial instruments with Characteristics of both Liabilities and Equity.” Before entering into the Share Exchange (see Note 11A below), the Convertible Loan was converted into 700,000 shares of Duke common stock.

NOTE 7 - LITIGATION

On February 14, 2018, a complaint was filed against the: (i) Company, (ii) Duke, (iii) Aphek Trading Kadosh and Razi Ltd. (“Aphek”) an Israeli corporation owned by Raziel Atuar and Amir Kadosh, and (iv) Mr. Aharon Sagiv, currently, the Chief Executive Officer and Chief Technology Officer, President and Director of the Company, by Blackhawk Laboratories (the “Plaintiff”), a U.S. based company, in the Tel Aviv District of Israel (Case No. 31727-02-18). The complaint asserts a claim for breach of contract, breach of duty, negligence and unjust enrichment with regard to a services agreement dated June 13, 2014 between the Plaintiff and Duke. The complaint asserts that Duke agreed to pay for certain services alleged to have been performed by the Plaintiff and that the Plaintiff was entitled to receive 8% of the issued and outstanding shares of common stock of, over a 12 month period from June 2014 to June 2015. The Plaintiff’s complaint seeks an order requiring either Duke to issue to the Plaintiff 8% of its issued and outstanding shares of our common stock; or alternatively for the Company to issue to the Plaintiff 4.8% of its issued and outstanding shares of our common stock; or alternatively for Aphek and Mr. Aharon Sagiv to transfer 8% of their shareholdings in the Company to the Plaintiff.

The defendants believe the Plaintiff’s complaint has no merit and they intend to vigorously defend the lawsuit. The Company does not believe the lawsuit will have a material effect on the Company as all three co-founders of the Company (Raziel Atuar, Amir Kadosh and Sagiv Aharon) have agreed to indemnify the Group for any losses resulting from the lawsuit, including taking responsibility for the issuance of any shares of the Group’s common stock in the event the Plaintiff is successful in its lawsuit.

NOTE 8 - STOCKHOLDERS’ EQUITY

A.	Composition:

	Authorized	Issued and outstanding
	Number of shares As of December 31, 2019

Common stock of USD 0.0001 par value	50,000,000	20,231,967

	Authorized	Issued and outstanding
	Number of shares As of December 31, 2018

Common stock of USD 0.0001 par value	50,000,000	20,165,300

Duke Robotics, Inc. and its Subsidiary

Notes to the consolidated financial statements

USD in thousands, except share and per share data

NOTE 8 - STOCKHOLDERS’ EQUITY (cont.)

B.	Common stock:

The common stock confers upon the holders the right to receive notice to participate and vote in general meetings of stockholders of the Company, the right to receive dividends, if declared, and the right to participate in a distribution of surplus of assets upon liquidation of the Company.

C.	Transactions:

1.	On September 21, 2016, in connection with the Company’s Regulation A offering, the Company issued 16,667 shares of restricted stock to a consultant. According to the agreement, the shares of common stock vest in four tranches over a vesting period of one year and will be restricted for one year following their full vesting. The fair value of the services was $35, representing a price of $2.10 per share. By December 31, 2016, 4,167 shares had been vested and, as a result, for the year ended December 31, 2016, the Company recognized compensation expenses in the amount of $9 included in general and administrative expenses in the Consolidated Statements of Operations.

In April 2017 the agreement was amended and all of the then remaining unvested shares of restricted stock became fully vested. The expense related to the services received in 2017 were classified as issuance expenses and accordingly recorded in the equity.

2.	On February 15, 2017, the Company issued and sold to an investor 55,556 shares of common stock at a price per share of $2.25 for total proceeds of $125.

3.	On August 9, 2017, the Company’s Regulation A offering circular was qualified by the U.S. Securities and Exchange Commission. As of December 31, 2017, the Company had issued 82,865 shares of common stock at a price per share of $3.00 for total proceeds of $46, net of issuance and registration expenses.

4.	During the period of January 1, 2018 to August 3, 2018 (final closing of the Company’s Regulation A offering) the Company issued 10,212 shares of common stock at a price per share of $3.00 for total proceeds of $29, net of issuance and registration expenses.

5.	On June 1, 2018, the Company granted an aggregate of 200,000 shares of common stock to a consultant at a value of $3.00 per share of common stock in exchange for consulting services. The stock will be issued to the consultant over a 3 year vesting period. On June 1, 2019 the Company issued to the consultant the first tranche of 66,667 shares of common stock.

D.	Stock based compensation:

During 2017 the Company entered into consulting agreements with advisory board members, a financial consultant and an executive recruited to the position of Chief Customer Officer. According to these agreements, the Company agreed to grant the parties to these agreements options to purchase shares of common stock of the Company. The grant of the options is subject to the terms and conditions of a stock incentive plan, to be adopted by the stockholders of the Company as well as by the Company’s Board of Directors. The above excludes 1,250,000 shares of common stock which the Company intend to reserve for issuance under such stock incentive plan, yet to be adopted.

See Note 11A below.

Duke Robotics, Inc. and its Subsidiary

Notes to the consolidated financial statements

USD in thousands, except share and per share data

NOTE 8 - STOCKHOLDERS’ EQUITY (cont.)

D.	Stock based compensation (cont.):

A summary of the Company’s activity related to options granted and related information is as follows:

		For the year ended December 31, 2019
	Amount of options	Weighted average exercise price
		$
Outstanding at beginning of year	995,000	2.70
Granted	-	-
Exercised	-	-
Cancelled	-	-

Outstanding at the end of year	995,000	2.70
Number of options exercisable at December 31, 2019	795,000	2.81

The aggregate intrinsic value of the awards outstanding as of December 31, 2019 is $299. These amounts represent the total intrinsic value, based on the Company’s stock price of $3 as of December 31, 2019, less the weighted exercise price. This represents the potential amount received by the option holders had all option holders exercised their options as of that date.

The stock options outstanding as of December 31, 2019 and 2018, have been separated into exercise prices, as follows:

Exercise price	Stock options outstanding	Weighted average remaining contractual life – years	Stock options vested
	As of December 31, 2019
$2.25	400,000	2.7	200,000
$3	595,000	2.3	595,000
	995,000		795,000

Exercise price	Stock options outstanding	Weighted average remaining contractual life – years	Stock options vested
	As of December 31, 2018
$2.25	400,000	3.7	66,667
$3	595,000	3.3	450,000
	995,000		516,667

Compensation expense recorded by the Company with respect to its stock-based compensation awards for the year ended December 31, 2019 and 2018 was $540 and $748, respectively and is included in general and administrative expenses in the Statements of Operations

Duke Robotics, Inc. and its Subsidiary

Notes to the consolidated financial statements

USD in thousands, except share and per share data

NOTE 8 - STOCKHOLDERS’ EQUITY (cont.)

D.	Stock based compensation (cont.):

The fair value of the stock options is estimated using Black-Scholes options pricing model with the following weighted-average assumptions:

2018/2019
Share Price (USD)	3.00
Expected volatility	40%
Risk-free interest	2.20%
Dividend yield	0%
Expected life of up to (years)	4-5

NOTE 9 - TAXES ON INCOME

The Group is subject to income taxes under the Israeli and U.S. tax laws:

A.	Duke was subject to an Israeli corporate tax rate of 23% in the years 2019 and 2018. Going forward, Duke will be subject to an Israeli corporate tax rate of 23% unless its overseas revenues exceed 25% of total revenues, in which case the effective corporate tax rate will be 16%.

B.	On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into law in the United States. The Tax Act, among other provisions, introduces changes in the U.S corporate tax rate, business related deductions and credits, and has international tax consequences for companies that operate globally. Most of the changes introduced in the Tax Act are effective beginning on January 1, 2018. As a result of the tax act the maximum statutory federal tax rate was reduced to 21% starting on January 1, 2018.

C.	As of December 31, 2019, Duke generated net operating losses in Israel of approximately $1,050 which may be carried forward and offset against taxable income in the future for an indefinite period. As of December 31, 2019, the Company generated net operating tax losses in the U.S. of approximately $650.

D.	The Group is still in its development stage, therefore, it is more likely than not that sufficient taxable income will not be available for the tax losses to be utilized in the future. Therefore, a valuation allowance was recorded to reduce the deferred tax assets to its recoverable amounts.

	As of December 31,
	2 0 1 9	2 0 1 8

Deferred tax assets:
Deferred taxes due to carryforward losses	378	257

Valuation allowance	(378)	(257)
Net deferred tax asset	-	-

E.	The Group has no uncertain tax positions and foreign sources of income.

F.	Regarding the ruling from the Israeli Tax Authority with regard to the exemption of the Share Exchange from being considered as a tax event for Israeli stockholder of the Company see Note 11B below.

Duke Robotics, Inc. and its Subsidiary

Notes to the consolidated financial statements

USD in thousands, except share and per share data

NOTE 10 - TRANSACTIONS AND BALANCES WITH INTERESTED AND RELATED PARTIES

Composition:

	As of December 31,
	2 0 1 9	2 0 1 8

Financing expenses	51	36
Stockholders loans, net	1,006	954

NOTE 11 - SUBSEQUENT EVENTS

A.	On September 1, 2019, the Company and UAS Drone Corp., a Nevada registered corporation traded on the OTC (the “USDR”), entered into a non-binding term sheet that outlines the general terms and conditions upon which USDR may acquire up to 100% of the outstanding securities of the Company in exchange for the issuance to the Company shareholders’, on a pro rata basis, of 71% of the outstanding post acquisition securities of the USDR (“Merger Transaction”).

On March 4, 2020, the parties entered into the Share Exchange Agreement, pursuant to which Duke became a majority-owned subsidiary of USDR. The Share Exchange closed on March 9, 2020.

Before entering into the Share Exchange Agreement: (i) the Company entered into debt cancellation letters (the “Debt Cancellation Letters”) with each of the Stockholders with regard to the Stockholders Loans (see Note 5 above). Pursuant to the Debt Cancellation Letters, 842,135 shares of the Company common stock were issued in exchange for the cancellation of $623,180 in debt, leaving $280,000 of outstanding Stockholders Loans. These Stockholder Loans, including interest (which shall bear an annual fixed interest rate of 3% as of January 1, 2020), shall be repaid at the date upon which USDR or the Company raises at least $15 million and has achieved earnings before interest, tax, depreciation and amortization of $3 million, but not before the three year anniversary of the Effective Time and the full repayment of the amounts outstanding under the Investors’ Loans entered into at the Effective Time, unless such repayment is otherwise waived by the parties to the Investors’ Loan; (ii) the loans made from the Company to an executive officer and a former executive officer, who are also stockholders (see Note 3 above) were extinguished in connection with the Debt Cancellation Letters; (iii) the Company issued a consultant 1,146,005 shares of the Company common stock, at par value, with regard to services rendered to the Company; and (iv) the Loan (see Note 6 above), including accumulated interest, was converted into 700,000 shares of the Company common stock.

Pursuant to the terms of the Share Exchange Agreement, at the Effective Time, USDR issued an aggregate of 28,469,065 shares of its common stock to the Company’s stockholders in exchange for 22,920,107 shares of the Company’s issued and outstanding shares of common stock, representing approximately 99% of the Company’s issued and outstanding shares of common stock. Accordingly, each outstanding share of the Company common stock was exchanged for the right to receive 1.2421 shares of USDR’s common stock (the “Exchange Ratio”). Of the shares of the Company’s common stock that were exchanged for shares of USDR’s common stock, 51,410 (representing 63,856 shares of USDR’s common stock post-Share Exchange) were issued but remain in escrow until USDR completes a short-form merger, or other similar transaction, pursuant to which, such shares will be issued to their respective holders.

Duke Robotics, Inc. and its Subsidiary

Notes to the consolidated financial statements

USD in thousands, except share and per share data

NOTE 11 - SUBSEQUENT EVENTS (cont.)

A.	(Cont.)

These Company’s stockholders not receiving shares of the USDR’s common stock in exchange for their shares of the Company’s common stock at the Effective Time are referred to as the Non-Participating Duke Holders.

As such, at the Effective Time, the Company’s stockholders owned an equivalent of approximately 71% of USDR’s common stock.

Immediately prior to the closing of the Share Exchange Agreement, USDR entered into the Investors’ Loans, in the total amount of $965 with several investors. The term of each Investor’s Loan is for 12 month and each such agreement bears annual interest of 15%, and at the discretion of USDR, the term of the Investors’ Loans can be extended for an additional 12 month period. The investors will have the option to convert the respective unpaid balance of their Investor’s Loan into shares of USDR’s common stock based on the lower of the following valuations: (i) the lowest effective price per share set in connection with any funds raised by USDR during the six months following the Share Exchange; (ii) 80% of the lowest effective price per share set in connection with any funds raise by USDR at any time subsequent to six months following the Share Exchange until such time as the Investors’ Loans are fully repaid; (iii) a price per share reflecting a post-money valuation of USDR of $15,000,000 following the next investment in USDR following closing; or (iv) if at any time following the 6 month anniversary of the closing of the Share Exchange and until such time as the Investors’ Loans are fully repaid, USDR sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues any common stock entitling any person to acquire shares of common stock at an effective price per share that is lower than $0.374.

In addition, before entering into the Share Exchange the parties to certain consulting agreements (see Note 8D above) agreed to exchange their contractual right to receive options in the Company for options to be granted by USDR following the Effective Time, subject to the terms and conditions of a stock incentive plan, to be adopted by the Board of Directors of USDR.

B.	In connection with the Share Exchange, the Company obtained a ruling (the “Ruling”) from the Israeli Tax Authority with regard to the exemption of the Share Exchange from being considered as a tax event for Israeli stockholder of the Company. The Ruling imposes a number of conditions that limit the Company’s and USDR’s flexibility in operating its business and in engaging in certain corporate transactions. In accordance with the terms of the Ruling, until the two year anniversary of the Effective Time, the Company and USDR agreed to maintain (and, to the extent that the operations expand, likewise expand) the same economic activity for the Company and USDR after the Share Exchange as conducted by the Company prior to such transaction and that the Company’s Israeli stockholders continue to hold at least twenty-five percent (25%) of their holding in USDR’s issued and outstanding stock at the Effective Time.

Duke Robotics, Inc. and its Subsidiary

Notes to the consolidated financial statements

USD in thousands, except share and per share data

NOTE 11 - SUBSEQUENT EVENTS (cont.)

C.	In December 2019, a novel strain of coronavirus, COVID-19, was identified in Wuhan, China. This virus continues to spread globally and, as of April 2020, has spread to over 100 countries, including the United States and Israel. The spread of COVID-19 from China to other countries has resulted in the World Health Organization declaring the outbreak of COVID-19 as a “pandemic,” or a worldwide spread of a new disease, on March 11, 2020. Many countries around the world have imposed quarantines and restrictions on travel and mass gatherings to slow the spread of the virus.

On March 10, 2020, the Government of Israel announced that effective Thursday, March 12, 2020, at 20:00 (Israel time) foreign travelers arriving from any country will be required to remain in home quarantine until 14 days have passed since the date of entry into Israel; non-Israeli residents will be required to prove they have the means to self-quarantine before being allowed entry into Israel and, in addition, non-Israeli residents or citizens traveling from certain countries may be denied entry into Israel. In addition, the Ministry of Health in the State of Israel issued guidelines on March 11, 2020 recommending people avoid gatherings in one space and providing that no gathering of more than 100 people should be held under any circumstances. Employers (including us) are also required to prepare and increase as much as possible the capacity and arrangement for employees to work remotely. In addition, on March 11, 2020, the President of the United States issued a proclamation to restrict travel to the United States from foreign nationals who have recently been in certain European countries. The spread of an infectious disease, including COVID-19, may also result in the inability of Company’s manufacturers to deliver components or finished products on a timely basis and may also result in the inability of Company’s suppliers to deliver the parts required by Company’s manufacturers to complete manufacturing of components or finished products. In addition, governments may divert spending from other budgeted resources as they seek to reduce and/or stop the spread of an infectious disease, such as COVID-19.

Such events may result in a period of business and manufacturing disruption, and in reduced operations, any of which could materially affect the Company’s business, financial condition and results of operations. The extent to which COVID-19 impacts the Company’s business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. In addition, the COVID-19 pandemic may have a material effect on the Company’s ability to raise capital or on the terms for raising capital as a result of global market conditions or as a result of the direct effect, if any, of COVID-19 on the Company’s business.

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